EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment is dated this ___ day of March, 2006, and is effective as of January 4, 2006, by and between SLS International, Inc., a Delaware corporation (“the Company”), and Steven Lamar (“Employee”).

RECITALS:

The Company and Employee entered into an Employment Agreement, dated June 17, 2005 (the “Employment Agreement”), by which Employee agreed to continue to serve as the President of the Company for a term commencing on June 17, 2005 and ending on June 17, 2008, or a certain anniversary thereof as more particularly described in the Employment Agreement.

Pursuant to the Employment Agreement, the Company agreed to grant 500,000 shares of the Company’s common stock to Employee in January 2006, subject to stockholder approval of the Company’s 2005 Stock Incentive Plan.   Employee desires to forego receipt of such grant of the Company’s common stock, and in consideration therefor, Employee will not be required to pay any withholding taxes associated with the proposed grant.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby covenant and agree as follows:

1.

Section 3(d) of the Employment Agreement is hereby deleted in its entirety.

2.

Employee and the Company each represent and agree that there are no agreements, written or otherwise, whereby Employee will receive any consideration in lieu of the grant of stock that Employee was previously entitled to receive pursuant to Section 3(d) of the Employment Agreement.

3.

The remainder of the Employment Agreement shall continue in full force and effect with no amendment, unless further amended in writing pursuant to Section 12(h) of the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first written above.

EMPLOYEE

SLS INTERNATIONAL, INC.

___________________________

By:_______________________________

Steven Lamar

Name: ____________________________

Its:_______________________________